UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 19, 2004
(Date of earliest
event reported)

	Name of Registrant; State of	IRS Employer
Commission File	Incorporation; Address of Principal	Identification
Number	Executive Offices; and Telephone Number	Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street — 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
10 South Dearborn Street — 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-4321

1-1401	PECO ENERGY COMPANY	23-0970240
(a Pennsylvania corporation)
P.O. Box 8699
2301 Market Street
Philadelphia, Pennsylvania 19101-8699
(215) 841-4000

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900

Item 9. Regulation FD Disclosure
SIGNATURES
Exhibit 99.1
Exhibit 99.2

Item 9. Regulation FD Disclosure

On August 19, 2004, Exelon Corporation (Exelon) will hold an investor conference in New York City. Attached as exhibits to this Current Report on Form 8-K are a news release regarding the conference and the slides and handouts to be used at the meeting.

Exhibit Index

Exhibit No.	Description
99.1	News release
99.2	Slides and handouts

This combined Form 8-K is being furnished separately by Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2003 Annual Report on Form 10-K — ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants’ 2003 Annual Report on Form 10-K — ITEM 8. Financial Statements and Supplementary Data: Exelon — Note 19, ComEd — Note 15, PECO — Note 14 and Generation — Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
COMMONWEALTH EDISON COMPANY
PECO ENERGY COMPANY
EXELON GENERATION COMPANY, LLC

/s/ Robert S. Shapard

Robert S. Shapard
Executive Vice President and
Chief Financial Officer
Exelon Corporation
August 19, 2004